NONE OF THE SECURITIES TO WHICH THIS PRIVATE PLACEMENT SUBSCRIPTION AGREEMENT (THE "SUBSCRIPTION AGREEMENT") RELATES HAVE BEEN REGISTERED UNDER THE U.S. SECURITY ACT OF 1933 ("THE 1933 ACT"), OR ANY U.S. STATE SECURITIES LAWS, AND, UNLESS SO REGISTERED, NONE MAY BE OFFERED OR SOLD IN THE UNITED STATES OR TO U.S. PERSONS (AS DEFINED HEREIN) EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND IN EACH CASE ONLY IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.


                    PRIVATE PLACEMENT SUBSCRIPTION AGREEMENT


TO:         Cryopak Industries Inc. (the "Company")
            1053 Derwent Way, Annacis Island
            Delta, British Columbia  V3M 5R4 Canada

1.    Subscription
      -----------

1.1 The undersigned (the "Subscriber") hereby irrevocably subscribes for and agrees to purchase 1,875,000 common shares in the capital of the Company (the "Shares") at a price of CDN$0.80 per Share (such subscription and agreement to purchase being the "Subscription"), for the total purchase price of CDN$1,500,000 (the "Subscription Proceeds"), which is to be tendered at the Closing (as hereafter defined), on the basis of the representations and warranties and subject to the terms and conditions set forth herein.

1.2 In consideration of the Subscriber's Subscription, the Company shall, on the Closing Date (as hereafter defined), issue to the Subscriber a non-transferrable share purchase warrant (the "Warrant") to purchase 937,500 common shares in the capital of the Company for a period of two (2) years from the Closing Date at a price of CDN$1.25 per share. The Shares and the Warrants and, where the context requires, the common shares underlying the Warrants, are herein collectively called the "Securities".

1.3 This Subscription is part of an offering (the "Offering") of up to CDN$6,000,000.

1.4 The Company hereby irrevocably agrees to sell, on the basis of the representations and warranties and subject to the terms and conditions set forth herein, to the Subscriber the Securities.

1.5 Subject to the terms hereof, the Subscription will be effective upon its acceptance by the Company.

2. Payment
   -------

2.1 The Subscription Proceeds shall be paid at the Closing by certified cheque or bank draft, drawn on a Canadian, U.S. or any other chartered bank acceptable to the Company, made payable to the Company.

3. Documents and Questionnaire Required from Subscriber
   ----------------------------------------------------

3.1 The Subscriber must complete, sign and return to the Company the following documents:

     (a)  two (2) executed copies of this Subscription Agreement; and

     (b) a Prospective Investor Suitability Questionnaire in the form attached as Appendix 1 (the "Questionnaire").

3.2 The Subscriber shall complete, sign and return to the Company as soon as possible, on request by the Company, any documents, questionnaires, notices and undertakings as may be required by regulatory authorities, stock exchanges and applicable law.

4. Closing
   -------

4.1 Closing of the offering of the Securities (the "Closing") shall occur on the date of execution of this Agreement (the "Closing Date").

5. Acknowledgements of Subscriber
   ------------------------------

5.1 The Subscriber acknowledges and agrees that:

     (a) no prospectus has been filed by the Company with the British Columbia Securities Commission in connection with the issuance of the Securities, the issuance is exempted from the prospectus requirement of the Securities Act (British Columbia) R.S.B.C. 1996, c.418 (the "B.C. Act") or any regulations (the "B.C. Regulations") promulgated pursuant to the B.C. Act and that:

          (i) the Subscriber is restricted from using most of the civil remedies available under the B.C. Act and the B.C. Regulations;

          (ii) the Subscriber may not receive information that would otherwise be required to be provided to the Subscriber under the B.C. Act and the B.C. Regulations; and

          (iii) the Company is relieved from certain obligations that would otherwise apply under the B.C. Act and the B.C. Regulations;

     (b) none of the Securities have been registered under the 1933 Act, or under any state securities or "blue sky" laws of any state of the United States, and, unless so registered, may not be offered or sold in the United States or, directly or indirectly, to U.S. Persons, as that term is defined in Regulation S under the 1933 Act ("Regulation S"), except pursuant to an effective registration statement under the 1933 Act, or pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the 1933 Act;

     (c) the Subscriber acknowledges that the Company has not undertaken, and will have no obligation, to register any of the Securities under the 1933 Act;

     (d) there are other restrictions on the Subscriber's ability to resell the Securities and it is the responsibility of the Subscriber to find out what those restrictions are and to comply with them before selling the Securities;

     (e) the Subscriber has been advised to consult the Subscriber's own legal, tax and other advisors with respect to the merits and risks of an investment in the Securities and with respect to applicable resale restrictions and the Subscriber is solely responsible (and the Company is not in any way responsible) for compliance with applicable resale restrictions;

     (f) the Subscriber and the Subscriber's advisor(s) have had a reasonable opportunity to ask questions of and receive answers from the Company regarding the Offering, and to obtain additional information, to the extent possessed or obtainable without unreasonable effort or expense, necessary to verify the accuracy of the information contained in any business plan, corporate profile or any other document provided to the Subscriber;

     (g) the books and records of the Company were available upon reasonable notice for inspection, subject to certain confidentiality restrictions, by the Subscriber during reasonable business hours at its principal place of business and that all documents, records and books pertaining to this Offering have been made available for inspection by the Subscriber, the Subscriber's attorney and/or advisor(s);

     (h) all information which the Subscriber has provided to the Company in the Questionnaire or herein concerning itself, its investor status, financial position, and knowledge and experience of financial and business matters is correct and complete as of the date the Questionnaire is signed, and if there should be any change in such information prior to the Subscription being accepted by the Company, the Subscriber will immediately provide the Company with such information;

     (i) the Company is entitled to rely on the representations and warranties and the statements and answers of the Subscriber contained in this Subscription Agreement and in the Questionnaire, and the Subscriber will hold harmless the Company from any loss or damage it may suffer as a result of the Subscriber's failure to correctly complete this Subscription Agreement or the Questionnaire;

     (j) the Subscriber will indemnify and hold harmless the Company and, where applicable, its respective directors, officers, employees, agents, advisors and shareholders from and against any and all loss, liability, claim, damage and expense whatsoever (including, but not limited to, any and all fees, costs and expenses whatsoever reasonably incurred in investigating, preparing or defending against any claim, lawsuit, administrative proceeding or investigation whether commenced or threatened) arising out of or based upon any representation or warranty of the Subscriber contained herein or in any document furnished by the Subscriber to the Company in connection herewith being untrue in any material respect or any breach or failure by the Subscriber to comply with any covenant or agreement made by the Subscriber to the Company in connection therewith;

     (k) by execution hereof the Subscriber has waived the need for the Company to communicate its acceptance of the purchase of the Securities pursuant to this Subscription Agreement;

     (l) the right is reserved to the directors of the Company to close the subscription books at any time without notice and for any reason whatsoever and that this Subscription may be accepted or rejected in whole but not in part;

     (m) the issuance and sale of the Securities to the Subscriber will not be completed if it would be unlawful or if, in the discretion of the Company acting reasonably, it is not in the best interests of the Company;

     (n) neither the United States Securities and Exchange Commission nor the British Columbia Securities Commission or any other securities commission or similar regulatory authority has reviewed or passed on the merits of the Securities;

     (o) there is no government or other insurance covering any of the Securities;

     (p) the statutory and regulatory basis for the exemption claimed for the offer and sale of the Securities, although in technical compliance with Rule 506 of Regulation D promulgated under the 1933 Act, would not be available if the offering is part of a plan or scheme to evade the registration provisions of the 1933 Act;

     (q) the Company has advised the Subscriber that the Company is relying on an exemption from the requirements to provide the Subscriber with a prospectus and to sell the Securities through a person registered to sell securities under the B.C. Act and, as a consequence of acquiring the Securities pursuant to such exemption certain protections, rights and remedies provided by the securities legislation of British Columbia or other relevant jurisdictions, including statutory rights of rescission or damages, will not be available to the Subscriber; and

     (r) this Subscription Agreement is not enforceable by the Subscriber unless it has been accepted by the Company.

6. Representations, Warranties and Covenants of the Subscriber
   -----------------------------------------------------------

6.1 The Subscriber hereby represents and warrants to and covenants with the Company (which representations, warranties and covenants shall survive the Closing) that:

     (a) the Subscriber is acquiring the Securities as principal for the Subscriber's own account, for investment purposes only, and not with a view to, or for, resale, distribution or fractionalization thereof, in whole or in part, and no other person has a direct or indirect beneficial interest in such Securities;

     (b) if the Subscriber is acquiring the Securities as a fiduciary or agent for one or more investor accounts, the Subscriber has sole investment discretion with respect to each such account and the Subscriber has full power to make the foregoing acknowledgements, representations and agreements on behalf of such account;

     (c) the residence of the Subscriber set forth on the execution page hereof is the true and correct residence of the Subscriber and he has no present intention to become resident or domiciled in any other province, state or other jurisdiction;

     (d) should there be any change in any of the information which the Subscriber has provided to the Company prior to the acceptance by the Company of this subscription, the Subscriber will immediately provide such information to the Company by telephone prior to such acceptance and will confirm such information in writing;

     (e) the Subscriber, if an individual, has attained the age of majority and has the legal capacity and competence to enter into and execute this Subscription Agreement and to take all actions required pursuant hereto and, if the Subscriber is a corporation, it is duly incorporated and validly subsisting under the laws of its jurisdiction of incorporation and all necessary approvals by its directors, shareholders and others have been obtained to authorize execution and performance of this Subscription Agreement on behalf of the Subscriber;

     (f) the entering into of this Subscription Agreement and the transactions contemplated hereby do not result in the violation of any of the terms and provisions of any law applicable to, or the constating documents of, the Subscriber or of any agreement, written or oral, to which the Subscriber may be a party or by which the Subscriber is or may be bound;

     (g) the Subscriber has duly executed and delivered this Subscription Agreement and it constitutes a valid and binding agreement of the Subscriber enforceable against the Subscriber;

     (h) the Subscriber is aware that an investment in the Company is speculative and involves certain risks, including the possible loss of the investment;

     (i) the Subscriber, together with his advisor(s), if any, has the requisite knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of the investment in the Securities and the Company and it is providing evidence of such knowledge and experience in these matters through the information requested in the Questionnaire;

     (j) the Subscriber (1) has adequate net worth and means of providing for its current financial needs and possible personal contingencies, (2) has no need for liquidity in this investment, and (3) is able to bear the economic risks of an investment in the Securities for an indefinite period of time;

     (k) the Subscriber has made an independent examination and investigation of an investment in the Securities and the Company and has depended on the advice of his legal and financial advisors and agrees that the Company will not be responsible in anyway whatsoever for the Subscriber's decision to invest in the Securities and the Company;

     (l) the Subscriber is an "Accredited Investor", as the term is defined under Regulation D of the 1933 Act;

     (m) if the Subscriber is acquiring the Securities as a fiduciary or agent for one or more investor accounts, the investor accounts for which the Subscriber acts as a fiduciary or agent satisfy the definition of an "Accredited Investor", as the term is defined under Regulation D of the 1933 Act;

     (n) the Subscriber is not an underwriter of, or dealer in, the common shares of the Company, nor is the Subscriber participating, pursuant to a contractual agreement or otherwise, in the distribution of the Securities;

     (o) the Subscriber understands and agrees not to engage in any hedging transactions involving any of the Securities unless such transactions are in compliance with the provisions of the 1933 Act;

     (p) the Subscriber understands and agrees that the Company will refuse to register any transfer of the Securities to a U.S. Person not made pursuant to an effective registration statement under the 1933 Act or pursuant to an available exemption from the registration requirements of the 1933 Act;

     (q) the Subscriber understands and agrees that the Company and others will rely upon the truth and accuracy of the acknowledgments, representations and agreements contained in sections 5 and 6 hereof and agrees that if any of such acknowledgments, representations and agreements are no longer accurate or have been breached, the Subscriber shall promptly notify the Company;

     (r) the Subscriber is not a "control person" of the Company as defined in the B.C. Act, will not become a "control person" by virtue of this purchase of the Securities and does not intend to act in concert with any other person to form a control group;

     (s) the Subscriber has no knowledge of a "material fact" or "material change" (as those terms are defined in the B.C. Act) in the affairs of the Company that has not been generally disclosed to the public, save knowledge of this particular transaction;

     (t) the Subscriber is not aware of any advertisement of any of the Securities and is not acquiring the Securities as a result of any form of general solicitation or general advertising including advertisements, articles, notices or other communications published in any newspaper, magazine or similar media or broadcast over radio or television, or any seminar or meeting whose attendees have been invited by general solicitation or general advertising; and

     (u) no person has made to the Subscriber any written or oral representations:

          (i) that any person will resell or repurchase any of the Securities;

          (ii) that any person will refund the purchase price of any of the Securities; or

          (iii)  as to the future price or value of any of the Securities.

6.2 In this Subscription Agreement, the term "U.S. Person" shall have the meaning ascribed thereto in Regulation S and for the purpose of the Subscription includes any person in the United States.

7. Acknowledgement and Waiver
   --------------------------

7.1 The Subscriber has acknowledged that the decision to purchase the Securities was solely made on the basis of publicly available information. The Subscriber hereby waives, to the fullest extent permitted by law, any rights of withdrawal, rescission or compensation for damages to which the Subscriber might be entitled in connection with the distribution of any of the Securities.

8. Resale Restrictions
   -------------------

8.1 The Subscriber acknowledges that any resale of the Securities will be subject to resale restrictions contained in the securities legislation applicable to each Subscriber or proposed transferee.

8.2 The Subscriber acknowledges that the Securities are being issued pursuant to prospectus exemptions available under the B.C. Act and have not been registered under the 1933 Act or the securities laws of any state of the United States and that the Company does not intend to register same under the 1933 Act, or the securities laws of any such state and has no obligation to do so. The Securities may not be offered or sold in the United States unless the Securities are registered in accordance with the 1933 Act and all applicable state securities laws or exemptions from such registration requirements are available. The Securities may not be offered or sold in British Columbia unless a prospectus with respect to the Securities has been filed or exemptions from such prospectus requirements are available.

8.3 Unless the Subscriber is otherwise exempted under the B.C. Act or the B.C. Regulations and the applicable rules or policies of the TSX Venture Exchange (the "Exchange"), the Securities must be unconditionally held for a period of four (4) months from the Closing Date and may thereafter be subject to restrictions or notice requirements under the B.C. Act or B.C. Regulations upon disposition (ie. if the Subscriber is a control person as defined under the B.C. Act at the time of a proposed sale of the Securities).

9. Legending and Registration of Subject Securities
   ------------------------------------------------

9.1 The Subscriber understands and acknowledges that upon the issuance thereof, and until such time as the same is no longer required under the applicable requirements of the 1933 Act or applicable U.S. State laws and regulations or other applicable securities legislation or by the Exchange, the certificates representing any of the Securities will bear appropriate legends in order to reflect the non-registration of the Securities under the 1933 Act as well as all applicable hold periods and restrictions on resale of the Securities.

9.2 The Subscriber hereby acknowledges and agrees to the Company making a notation on its records or giving instructions to the registrar and transfer agent of the Company in order to implement the restrictions on transfer set forth and described in this Subscription Agreement.

10. Representations and Warranties of the Company
    ---------------------------------------------

10.1 The Company represents and warrants to the Subscriber that:

     (a) it is a reporting issuer duly organized and validly existing under the laws of its jurisdiction of incorporation, amalgamation or continuance, it is in good standing with the corporate governmental authorities of such jurisdiction with respect to the filing of annual returns and such other filings as are necessary to maintain its corporate existence and it has full corporate power to conduct its business as such business is now being conducted;

     (b) there are no claims, actions, suits, judgments, or proceedings pending against or affecting the Company which will or may have a material adverse effect upon the Company, nor does it know of any reasonable ground for any such claims, actions, suits, judgments or proceedings;

     (c) it has the full power and authority to enter into and to perform this Subscription Agreement and to do all other acts which may be necessary to consummate the transactions contemplated hereby, subject to all applicable securities laws;

     (d) the issue of the Shares and the Warrant has been approved by all requisite corporate action; the Shares have been validly issued as fully paid and non-assessable; and the common shares to be issued on the exercise of the Warrant will, upon issue and delivery, be validly issued as fully paid and non-assessable;

     (e) the Exchange has approved the issuance of the Securities and the issuance of the Securities is exempt from registration and prospectus requirements under the B.C. Act and B.C. Regulations.

     (f) The Company has not sustained, since December 30, 2001, being the date of its latest quarterly financial statements, any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labour dispute or court or governmental action, order or decree or from any regulatory body having jurisdiction. Since December 30, 2001: (i) there has not been any change in the authorized share capital of the Company, (ii) the Company has not incurred any liabilities or obligations (absolute, accrued, contingent or otherwise) or entered into any transactions not in the ordinary course of business that are material to the Company, except perhaps that the Company has recently renegotiated its union contract with the IWA; and (iii) there has not been any material adverse change, or any development involving a prospective material adverse change (including prospective material adverse changes or, to the best of the Company's knowledge, threatened claims or contingent liabilities), in or affecting the general affairs, management, financial position, shareholders' equity or results of operations of the Company.

     (g) The Company has good and marketable title to all movable property owned by it which is material, individually or in the aggregate, to the Company. Any real property held under lease by the Company, which is material, individually or in the aggregate, to the Company is held by it under valid, subsisting and enforceable leases with such exceptions as are not material, individually or in the aggregate, to the Company.

     (h) The Company: (a) has been duly incorporated, organized and is validly existing as a company in good standing under the laws of its jurisdiction of incorporation, with corporate power and authority to own, lease and operate its property and assets, to conduct its business as now conducted and as currently proposed to be conducted and to carry out the provisions hereof; and (b) where required, has been duly qualified as an extra-provincial or foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties, or conducts any business.

     (i) There are 21,342,444 common shares issued and outstanding, all of which have been duly authorized and validly issued as fully paid and non-assessable (and no others). There are no outstanding subscriptions, warrants, options, agreements, convertible or exchangeable securities or other commitments pursuant to which the Company is or may become obligated to issue, sell, purchase, return or redeem any shares of capital stock or other securities of the Company, other than those set out below:

          (i)    Incentive Stock Options                               3,699,000

          (ii)   Convertible Debenture                                 2,425,000

          (iii)  Earn-out Shares                                       3,000,000

          (iv)   Bonus Shares (Discovery Capital)                         40,000

          (v)    Total Private Placement Share Subscriptions,
                 including this Subscription                           7,500,000

          (vi)   Total Private Placement Warrant Subscriptions
                 (including Finder's Warrants)                         3,750,000

          (vii) Cashless Stock Options (Kirlin Securities)               300,000

     (j) All necessary corporate action has been taken by the Company to authorize the issuance of the Shares and allot and authorize the issuance of the shares underlying the Warrants (the "Underlying Shares"). The Shares have been issued as fully paid and non-assessable and, upon due exercise of the Warrants in accordance with their terms, the Underlying Shares issued by the Company will be validly issued as fully-paid and non-assessable.

     (k) The Company has no material subsidiaries, as such term is defined in the Canada Business Corporations Act, except as disclosed in the Company's Annual Information Form dated July 31, 2001.

     (l) The Company is a reporting issuer under the laws of Alberta and British Columbia and is in good standing as a reporting issuer or is not on the list of defaulting issuers maintained pursuant to securities laws of the said provinces. As at the Closing Date, the Company is a "Qualifying Issuer", as such term is defined in the Multi-Lateral Instrument 45-102, under applicable securities legislation in Alberta and British Columbia.

     (m) The Company is a "foreign private issuer" as defined in Rule 3b-4(c) under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and has filed with the United States Securities Exchange Commission (the "SEC"), on a timely basis, all forms, reports, schedules and other information (collectively, the "SEC Reports") required to be filed by it with the SEC. The SEC Reports (i) complied as to form in all material respects with the applicable requirements of the 1933 Act, as amended, or the Exchange Act, and the respective rules and regulations thereunder as in effect at the time they were filed and (ii) did not at the time they were filed contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

     (n) The Company is not in violation of its constating documents, by-laws or resolutions of its directors or shareholders or in default in the performance of any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it is bound or to which any of its property or assets is subject, which violation, default or defaults, individually or in the aggregate, would have a material adverse effect on the financial position, business, affairs, prospects, shareholders' equity or results of operations of the Company, except for the Company's outstanding debentures in the aggregate face value of $3,637,500 (with respect to which the interest payment due on June 7, 2001 was not paid pursuant to discussions between the Company and certain debentureholders as to withholding tax; the interest due on June 7, 2001, together with compound interest thereon, has been paid on the date hereof, with cheques sent by courier to the debentureholders, and no notice of default has been received by the Company with respect to the non-payment of such interest). The compliance by the Company with all of the provisions of this Agreement, the other Subscription Agreements, the Shares, the Warrants and the consummation of the transactions contemplated therein:

          (i) will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance on any of the property or assets of the Company pursuant to the terms of any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which the Company is a party or by which the Company is bound or to which any of the property or assets of the Company are subject;

          (ii) will not result in any violation of any of the terms or provisions of the constating documents, by-laws or resolutions of the directors or shareholders of the Company; and

          (iii) will not result in any violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its properties;

          other than, in the case of clauses (i) and (iii) above, any breach, default, violation or conflict which, individually or in the aggregate, will not have a material adverse effect on the business, affairs, prospects, financial position, shareholders' equity or results of operations of the Company.

     (o) All consents, approvals, permits, authorizations or filings as may be required under United States and Canadian Securities Laws and the rules of the Exchange necessary for the execution and delivery of and the performance by the Company of its obligations under this Agreement, the other Subscription Agreements, and the Warrants have been made or obtained on the Closing Date, other than the filing of the requisite distributions reports and related documents.

     (p) As at the Closing Date, no holder of outstanding common shares in the capital of the Company or other securities of the Company will be entitled to any preemptive or any similar rights to subscribe for or otherwise acquire any of the Shares, Underlying Shares or other securities of the Company, and except as contemplated by this Agreement and except as has been publicly disclosed by the Company, no rights, warrants or options (other than under Company's stock option plan) to acquire, or instruments convertible into or exchangeable for any shares in the capital of the Company are outstanding.

     (q) The Company has not been served with or otherwise received notice of any legal or governmental proceedings and there are no legal or governmental proceedings pending to which the Company is a party or of which any property or assets of the Company is the subject which is reasonably likely, individually or in the aggregate, to have a material adverse effect on the business, affairs, prospects, financial position, shareholders' equity or results of operations of the Company, or which might reasonably be expected to materially and adversely affect the consummation by the Company of the transactions contemplated by this Agreement. To the best of the Company's knowledge, no such proceedings have been threatened (implicitly or otherwise) or contemplated against the Company by governmental or regulatory authorities or any other parties.

     (r) The Company holds all of the permits, licenses and like authorizations necessary for it to carry on its business in each jurisdiction where such business is carried on. Each of such permits, licenses and like authorizations is in good standing and the Company is not in default with respect to filings to be effected or conditions to be fulfilled in order to maintain such permits, licenses or like authorizations in good standing, except where the failure to hold any such permit, license or authorization or default does not have a material adverse effect on the business, affairs, prospects, financial position, shareholders' equity or results of operations of the Company.

     (s) The Company is not in violation of any law, ordinance, administrative or governmental rule or regulation or court decree applicable to it, nor is it not in compliance with any term or condition of, nor has it failed to obtain, any license, permit, franchise or other administrative or governmental authorization necessary to the ownership of its property or to the conduct of its business, which violation, non-compliance or failure to obtain would, individually or in the aggregate, have a material adverse effect on the business, affairs, prospects, financial position, shareholders' equity or results of operations of the Company or which might reasonably be expected to materially and adversely affect the consummation by the Company of the transactions contemplated by this Agreement. All such licences, permits, franchises or other administrative or governmental authorizations are valid and subsisting and in good standing and none of the same contains any term, provision, condition or limitation which has or would reasonably be expected to affect or restrict in a materially adverse manner the operation of the business of the Company, as now carried on or proposed to be carried on. The Company is not aware of any legislation, regulations or proposed legislative or regulatory changes which would materially and adversely affect the business, prospects or operations of the Company or the financial position, shareholders' equity or results of operations of the Company.

     (t) There are no outstanding obligations for the Company to purchase or redeem any shares or other securities of the Company.

     (u) Each of the Agreement, the other Subscription Agreements, the Shares and the Warrants has been duly and validly authorized, executed and delivered by the Company and constitutes a valid and binding obligation of the Company enforceable against it in accordance with its terms, subject to the qualification that enforcement thereof is subject to applicable bankruptcy, insolvency, reorganization or other laws affecting credits' rights generally.

     (v) The financial statements of the Company for the fiscal year ended March 31, 2001 are true and correct in all material respects and the quarterly financial statements of the Company issued thereafter are true and correct in all material respects, present fairly the financial position and condition of the Company as at the dates indicated and the results of its operations for the periods specified, reflect all material liabilities (absolute, accrued, contingent or otherwise) of the Company as at the dates indicated and have been prepared in conformity with generally accepted accounting principles in Canada applied on a consistent basis.

     (w) There is no person, firm or corporation acting or purporting to be acting for the Company entitled to any commission, brokerage or finder's fee payable by or on behalf of the Company in connection with this Agreement or any of the transactions contemplated hereunder, except for Stirling Mercantile Corporation, which is to receive $87,500 as a finder's fee.

     (x) With such exceptions as are not material to the Company: (a) the Company has duly and on a timely basis filed all tax returns required to be filed by it, has paid all taxes due and payable by it and has paid all assessments and reassessments and all other taxes, governmental charges, penalties, interest and other fines due and payable by it and which are claimed by any governmental authority to be due and owing and adequate provision has been made for taxes payable for any completed fiscal period for which tax returns are not yet required to be filed; and (b) there are no agreements, waivers or other arrangements providing for an extension of time with respect to the filing of any tax return or payment of any tax, governmental charge or deficiency by the Company; (c) to the knowledge of the Company, there are no actions, suits, proceedings, investigations or claims threatened or pending against the Company in respect of taxes, governmental charges or assessments; and (d) there are no matters under discussion with any governmental authority relating to taxes, governmental charges or assessments asserted by any such authority.

     (y) The Company is not aware of any claim of infringement or breach by the Company of any patent, industrial or intellectual property rights of any other person, nor has the Company received any notice nor is the Company aware that the use of the business names, trademarks, service marks and other patent, industrial or intellectual property of the Company infringes upon or breaches any industrial or intellectual property rights of any other person, except the following:

          (i) A complaint was received in or about 1996 from the owner of the "Cryovac" trademark, alleging infringement by the Company and demanding that the Company cease and desist the use of "Cryopak". The Company responded and denied the infringement. No infringement action has been instituted. In or about 1998, the same party opposed the registration of the "Cryopak" trademark in the European community (application number 141234). The Company won in the first instance, but this was appealed by the other party. The appeal is still in process.

     (z) The Company owns or possesses adequate enforceable rights to use all patents, trademarks, service marks, copyrights and trade secrets and other industrial and intellectual property rights, used or proposed to be used in the conduct of its business and material thereto including, without limiting the generality of the foregoing, U.S. Patent No. 4,931,333 entitled THERMAL PACKAGING ASSEMBLY and Canadian Patent No. 1,291,073 entitled THERMAL PACKAGING ASSEMBLY.

11. Adjustment to Subscription
    --------------------------

11.1 The number of Securities to be issued pursuant to this Subscription will be subject to adjustment in the event and in the manner following:

     (a) if and whenever the shares at any time outstanding are subdivided into a greater or consolidated into a lesser number of shares, the price per Share under the Subscription will be decreased or increased proportionately as the case may be and the exercise price per share for the Warrants will be decreased or increased proportionately as the case may be; and upon any such subdivision or consolidation the number of Shares deliverable pursuant to the Subscription or the number of common shares deliverable pursuant to the exercise of the Warrants will be increased or decreased proportionately as the case may be;

     (b) in case of any capital reorganization or of any reclassification of the capital of the Company or in the case of the consolidation, merger or amalgamation of the Company with or into any other company (hereinafter collectively referred to as a "Reorganization"), the number of Shares deliverable pursuant to the Subscription and the number of common shares deliverable pursuant to the exercise of the Warrants will be the equivalent number of shares or other securities of the Company (or of the Company resulting from such Reorganization); and

     (c) the subdivision or consolidation of shares at any time outstanding into a greater or lesser number of shares (whether with or without par value) will not be deemed to be a Reorganization for the purposes of this paragraph 11.

11.2 If any questions will at any time arise with respect to the price per share of the Subscription or any adjustment provided for in paragraph 11.1, such question will be conclusively determined by the Company's auditors, or, if they decline to so act, any other firm of independent accountants, in Vancouver, British Columbia, that the Company may designate and who will have access to all appropriate records and such determination will be binding upon the Company and the holder of the Subscription.

12. Securities Regulatory Approval & Closing
    ----------------------------------------

12.1 This Subscription Agreement is subject to the approval of all securities regulatory authorities having jurisdiction. Upon the receipt of such approval the Company shall cause certificates representing the Securities hereby subscribed for to be forthwith delivered to the Subscriber against payment of the Subscription Proceeds. The warranties of the Subscriber and of the Company herein shall survive the closing hereof.

13. Further Acts
    ------------

13.1 The Subscriber shall execute such other documents as may be required to give effect to the intent of this Subscription Agreement including any questionnaires, undertakings and acknowledgements of the Exchange and the British Columbia Securities Commission.

14. Governing Law
    -------------

14.1 This Agreement shall be governed by and construed in accordance with the laws of the Province of British Columbia and the federal laws of Canada applicable therein, and the parties hereto agree to attorn to the exclusive jurisdiction of the courts of British Columbia.

15. Costs
    -----

15.1 The Subscriber acknowledges and agrees that all costs and expenses incurred by the Subscriber (including any fees and disbursements of any special counsel retained by the Subscriber) relating to the purchase of the Securities shall be borne by the Subscriber.

16. Survival
    --------

16.1 This Subscription Agreement, including without limitation the representations, warranties and covenants contained herein, shall survive and continue in full force and effect and be binding upon the parties hereto notwithstanding the completion of the purchase of the Securities by the Subscriber pursuant hereto.

17. Withdrawal & Assignment
    -----------------------

17.1 This Subscription Agreement has been entered into by the Subscriber for valuable consideration and shall not be withdrawn or revoked by the Subscriber and shall not be assignable by the Subscriber without the written consent of the Company which consent may be unreasonably withheld.

18. Execution
    ---------

18.1 The Company shall be entitled to rely on delivery by facsimile machine of an executed copy of this Subscription Agreement and acceptance by the Company of such facsimile copy shall be equally effective to create a valid and binding agreement between the Subscriber and the Company in accordance with the terms hereof.

19. Severability
    ------------

19.1 The invalidity or unenforceability of any particular provision of this Subscription Agreement shall not affect or limit the validity or enforceability of the remaining provisions of this Subscription Agreement.

20. Entire Agreement
    ----------------

20.1 Except as expressly provided in this Subscription Agreement and in the agreements, instruments and other documents contemplated or provided for herein, this Subscription Agreement contains the entire agreement between the parties with respect to the sale of the Securities and there are no other terms, conditions, representations or warranties, whether expressed, implied, oral or written, by statute or common law, by the Company or by anyone else.

21. Notice
    ------

21.1 Unless otherwise provided herein, any notice or other communication to a party under this Agreement may be made, given or served by registered mail, postage pre-paid, by fax or by delivery to the parties at the addresses as set out in this Subscription Agreement. Any notice or other communication:

     (a) mailed shall be deemed to have been received on the fifth business day following its mailing;

     (b) faxed shall be deemed to have been received on the business day following the date of transmission; and

     (c) delivered shall be deemed to have been received on the date of delivery.

In the event of a postal strike or delay affecting mail delivery, the date of receipt of any notice by mail is deemed to be extended by the length of such strike or delay. Each party may change its address for service at any time by providing notice in writing of such change to the other party.

22. Miscellaneous
    -------------

22.1 This Subscription Agreement may be executed in any number of counterparts, each of which, when so executed and delivered, shall constitute an original and all of which together shall constitute one instrument.

22.2 The Agreement shall enure to the benefit of and is binding upon the parties hereto and their respective heirs, executors, administrators, successors and permitted assigns.

22.3 Time is of the essence hereof.

22.4 This Agreement is dated for reference the last day of execution by a party.

22.5 The Company covenants and agrees, following the closing hereunder, to:

     (a) appoint, as the collective representative of the Placee and Esarbee Investments Limited, one nominee of The Claridge Group as a Director of the Company, such nominee to be appointed at the next meeting of the Board of Directors of the Company and subject to such nominee being reasonably acceptable to the Company; and

     (b) apply for the listing of its common shares on an exchange or quotation system which is more senior to the TSX Venture Exchange (ie. TSE) as soon as the Company qualifies and it is reasonably appropriate for it to do so.

IN WITNESS WHEREOF the Subscriber has duly executed this Subscription Agreement as of the date first above mentioned.

Number of Shares to be purchased:      1,875,000

Total Subscription Proceeds:           CDN$1,500,000



                                   ---------------------------------------------
                                   (Name of Subscriber - Please type or print)



                                   ---------------------------------------------
                                   (Signature and, if applicable, Office)



                                   ---------------------------------------------
                                   (Address and Residence of Subscriber)



                                   ---------------------------------------------
                                   (City, State or Province, Postal Code of
                                   Subscriber)



                                   ---------------------------------------------
                                   (Country of Subscriber)



                                   ---------------------------------------------
                                   (Date of Execution)


                               A C C E P T A N C E

The above-mentioned Subscription Agreement in respect of the Securities is hereby accepted by Cryopak Industries Inc.

DATED at                         , the        day of ,                     2002.
         ------------------------      ------          -------------------


Cryopak Industries Inc.


Per:
      ------------------------------
      Doug Reid, CFO

                                   APPENDIX 1

                        ACCREDITED INVESTOR QUESTIONNAIRE
                        ---------------------------------

All capitalized terms herein, unless otherwise defined, have the meanings ascribed thereto in the Subscription Agreement.

This Questionnaire is for use by each Subscriber who is a US person (as that term is defined in Regulation S of the United States Securities Act of 1933 (the "1933 Act")) and has indicated an interest in purchasing Securities of CRYOPAK INDUSTRIES INC. (the "Company"). The purpose of this Questionnaire is to assure the Company that each Subscriber will meet the standards imposed by the 1933 Act and the appropriate exemptions of applicable state securities laws. The Company will rely on the information contained in this Questionnaire for the purposes of such determination. The Securities will not be registered under the 1933 Act in reliance upon the exemption from registration afforded by Section 3(b) and/or
Section 4(2) and Regulation D of the 1933 Act. All information contained in this Questionnaire will be treated as confidential. However, by signing and returning this Questionnaire, each Subscriber agrees that, if necessary, this Questionnaire may be presented to such parties as the Company deems appropriate to establish the availability, under the 1933 Act or applicable state securities law, of exemption from registration in connection with the sale of the Securities hereunder.

The Subscriber covenants, represents and warrants to the Company that it satisfies one or more of the categories of "Accredited Investors", as defined by Regulation D promulgated under the 1933 Act, as indicated below: (Please initial in the space provide those categories, if any, of an "Accredited Investor" which the Subscriber satisfies)

          _____ Category 1    An organization described in Section 501(c)(3) of
                              the United States Internal Revenue Code, a corporation, a Massachusetts or similar business trust or partnership, not formed for the specific purpose of acquiring the Securities, with total assets in excess of US $5,000,000;

          _____ Category 2    A natural person whose individual net worth, or
                              joint net worth with that person's spouse, on the date of purchase exceeds US $1,000,000;

          _____ Category 3    A natural person who had an individual income in
                              excess of US $200,000 in each of the two most recent years or joint income with that person's spouse in excess of US $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;

          _____ Category 4    A "bank" as defined under Section (3)(a)(2) of the
                              1933 Act or savings and loan association or other institution as defined in Section 3(a)(5)(A) of the 1933 Act acting in its individual or fiduciary capacity; a broker dealer registered pursuant to
                              Section 15 of the Securities Exchange Act of 1934
                              (United States); an insurance company as defined in Section 2(13) of the 1933 Act; an investment company registered under the Investment Company
                              Act of 1940 (United States) or a business development company as defined in Section 2(a)(48) of such Act; a Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business
                              Investment Act of 1958 (United States); a plan with total assets in excess of $5,000,000 established and maintained by a state, a political subdivision thereof, or an agency or instrumentality of a state or a political subdivision thereof, for the benefit of its employees; an employee benefit plan within the meaning of the Employee Retirement Income Security
                              Act of 1974 (United States) whose investment decisions are made by a plan fiduciary, as defined in Section 3(21) of such Act, which is either a bank, savings and loan association, insurance company or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000, or, if a self-directed plan, whose investment decisions are made solely by persons that are accredited investors;

          _____ Category 5    A private business development company as defined
                              in Section 202(a)(22) of the Investment Advisers
                              Act of 1940 (United States);

          _____ Category 6    A director or executive officer of the Company;

          _____ Category 7    A trust with total assets in excess of $5,000,000,
                              not formed for the specific purpose of acquiring the Securities, whose purchase is directed by a sophisticated person as described in Rule
                              506(b)(2)(ii) under the 1933 Act;

          _____ Category 8    An entity in which all of the equity owners
                              satisfy the requirements of one or more of the foregoing categories;

Note that prospective Subscribers claiming to satisfy one of the above categories of Accredited Investor may be required to supply the Company with appropriate documentation to verify and substantiate the Subscriber's status as an Accredited Investor.

If the Subscriber is an entity which initialled Category 8 in reliance upon the Accredited Investor categories above, state the name and address for each equity owner of the said entity:


     ----------------------------------------------------------------------

     ----------------------------------------------------------------------

The Subscriber hereby certifies that the information contained in this Questionnaire is complete and accurate and the Subscriber will notify the Company promptly of any change in any such information. If this Questionnaire is being completed on behalf of a corporation, partnership, trust or estate, the person executing on behalf of the Subscriber represents that it has the authority to execute and deliver this Questionnaire on behalf of such entity.

IN WITNESS WHEREOF, the undersigned has executed this Questionnaire as of the
     day of                , 2002.
----        ---------------

     If a Corporation, Partnership         If an Individual:
     or Other Entity:



     ---------------------------------     ---------------------------------
     Print of Type Name of Entity          Signature



     ---------------------------------     ---------------------------------
     Signature of Authorized Signatory     Print or Type Name



     ---------------------------------     ---------------------------------
     Type of Entity                        Social Security/Tax I.D. No.